Exhibit 99.1

For Immediate Release

Media Contact: Tara Plappert Kintera Inc. tara.plappert@kintera.com Office: 858-795-3199

Kintera Reports Third Quarter 2007 Financial Results

Grows Revenue 18 Percent Year Over Year

SAN DIEGO—Nov. 7, 2007—Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its third quarter ended Sept. 30, 2007.

Revenue for the third quarter 2007 was $11.9 million, compared to $10.1 million from the same period last year. Third quarter revenue met the guidance provided during last quarter’s financial results call.

On a GAAP basis, net loss for the quarter was $1.7 million, or $0.04 per diluted share, which is an improvement of 80 percent or $0.19 per diluted share, compared with a net loss of $8.2 million, or $0.23 per diluted share, for the same period last year.

Kintera’s earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and restructuring charges (adjusted EBITDA) was $47,000 compared to a loss of $5.6 million for the same period last year. The company reached its goal of achieving quarterly adjusted EBITDA breakeven in the second half of 2007.

“We are pleased with the efforts and speed at which our company has achieved our goal of adjusted EBITDA profitability,” said Richard N. LaBarbera, Kintera CEO. “In addition, positive cash from operations and the improvements we have seen in our client satisfaction are strong indicators that Kintera is the best choice for nonprofit software.”

Operating expenses for the third quarter 2007 totaled $10 million. This is a decrease of approximately 28 percent, from $13.8 million in the third quarter 2006.

Cash, cash equivalents and marketable securities at Sept. 30, 2007 were $11.8 million.

Earnings Call

Kintera will host a conference call and slide presentation on Wednesday, Nov. 7, 2007 at 1:45 p.m. PDT to discuss the company’s financial results and forecast. The conference call can be accessed by dialing 617.213.4854 using conference code 10919853. A live Webcast slide presentation and replay of the call via the Internet will be available at www.kintera.com/webcasts.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

KNTA-F

About Kintera, Inc.

Kintera® , Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting. In addition, the Kintera Connect™ open platform enables clients and partners to integrate directly with Kintera technology, resulting in the availability of best of breed solutions through the Kintera Connect partner program.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, and The Giving Experience are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of November 7, 2007, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated expense reductions, and the growth in the market for Kintera’s services.

These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, adjusted EBITDA per share, and operating expenses and net losses excluding restructuring charges, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash and non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Net revenue	$11,937	$10,094	$35,451	$31,389
Cost of revenue	3,745	4,653	12,217	14,216

Gross profit	8,192	5,441	23,234	17,173
Gross margin	69%	54%	66%	55%
Sales and marketing	4,191	6,195	15,315	20,080
Product development and support	1,698	2,245	4,949	7,470
General and administrative	3,548	4,625	11,990	14,388
Amortization of purchased intangibles	572	736	1,878	2,259
Restructuring charges	—	—	2,283	—

Total operating expenses	10,009	13,801	36,415	44,197

Operating loss	(1,817)	(8,360)	(13,181)	(27,024)
Interest income and other, net	260	213	786	704

Loss before income taxes	(1,557)	(8,147)	(12,395)	(26,320)
Provision for income taxes	104	74	337	110

Net loss	$(1,661)	$(8,221)	$(12,732)	$(26,430)

loss per common share—basic and diluted	$(0.04)	$(0.23)	$(0.32)	$(0.75)

Weighted average—common shares outstanding	39,996	35,615	39,906	35,617

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Cash, cash equivalents and marketable securities	$11,751	$12,036	$14,772	$18,932
Restricted cash	11,776	4,813	6,271	15,381
Accounts receivable, net	5,025	5,889	5,916	6,346
Other current assets	1,960	1,668	1,526	1,290

Total current assets	30,512	24,406	28,485	41,949
Property and equipment, net	3,396	3,215	3,228	3,521
Goodwill, intangibles and other	16,564	17,143	17,723	19,751

Total assets	$50,472	$44,764	$49,436	$65,221

Donations payable	$11,776	$4,813	$6,271	$15,381
Deferred revenue	15,637	16,892	18,001	17,748
Accounts payable and other current liabilities	6,043	5,592	6,332	5,981

Total current liabilities	33,456	27,297	30,604	39,110
Other liabilities	1,101	810	654	509
Stockholders’ equity	15,915	16,657	18,178	25,602

Total liabilities and stockholders’ equity	$50,472	$44,764	$49,436	$65,221

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Net loss	$(1,661)	$(8,221)	$(12,732)	$(26,430)
Interest income	(260)	(213)	(786)	(704)
Depreciation and amortization	1,137	1,586	3,689	4,491
Income taxes	104	74	337	110
Stock-based compensation	727	1,167	2,809	3,599
Restructuring charges	—	—	2,283	—

Adjusted EBITDA	$47	$(5,607)	$(4,400)	$(18,934)

Adjusted EBITDA per share	$0.00	$(0.16)	$(0.11)	$(0.53)

Weighted average shares—basic and diluted	39,996	35,615	39,906	35,617

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Cash provided by (used in) operating activities	$133	$(2,091)	$(5,461)	$(15,722)
Cash provided by (used in) investing activities	2,115	1,648	(2,678)	11,748
Cash provided by (used in) financing activities	48	(199)	(167)	(330)

Net increase (decrease) in cash	2,296	(642)	(8,306)	(4,304)

Cash and cash equivalents, beginning of period	946	4,662	11,548	8,324

Cash and cash equivalents, end of period	$3,242	$4,020	$3,242	$4,020

Kintera, Inc.

Reconciliation of GAAP Cash Used in Operating Activities to Free Cash Flow

(in thousands, except percentages)

(unaudited)

	For the three months ended September 30, 2007	For the twelve months ended December 31, 2006
Cash provided by (used in) operating activities	$133	$(14,514)
Purchases of property and equipment	(115)	(280)
Additions to software development costs	(377)	(861)

Free cash flow	$(359)	$(15,655)

Net revenue	$11,937	$41,103

Free cash flow margin	(3% )	(38% )

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of Operating Results to Operating Results Excluding Stock Compensation Expense and

Amortization of Intangibles

(unaudited)

	For the three months ended September 30, 2007
	Reported	Stock Compensation	Amortization of Intangibles	Excluding Stock Compensation and Amortization of Intangibles
Net revenue	100.0%			100.0%
Cost of revenue	31.4	(0.5)		30.9

Gross profit	68.6	0.5	0.0%	69.1
Operating expenses:
Sales and marketing	35.1	(1.6)		33.5
Product development and support	14.2	(0.6)		13.6
General and administrative	29.7	(3.3)		26.4
Amortization of intangibles	4.8		(4.8)	0.0

Total operating expenses	83.8	(5.5)	(4.8)	73.5

Loss from operations	(15.2)%	6.0%	4.8%	(4.4)%

	For the twelve months ended December 31, 2006
	Reported*	Stock Compensation	Amortization of Intangibles	Excluding Stock Compensation and Amortization of Intangibles
Net revenue	100.0%			100.0%
Cost of revenue	44.8	(1.1)		43.7

Gross profit	55.2	1.1	0.0	56.3
Operating expenses:
Sales and marketing	61.9	(3.0)		58.9
Product development and support	22.7	(1.3)		21.4
General and administrative	46.0	(5.6)		40.4
Amortization of intangibles	7.3		(7.3)	0.0

Total operating expenses	137.9	(9.9)	(7.3)	120.7

Loss from operations	(82.7)%	11.0%	7.3%	(64.4)%

*	Amounts have been adjusted for the reclassification entry. See Form 10-Q for details.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com